CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated September 14, 2007 relating to Dreyfus Intermediate Term Income Fund (one of the funds comprising Dreyfus Investment Grade Funds, Inc.), which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-48926 and 811-6718) of Dreyfus Investment Grade Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
November 28, 2007